NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
212 Lavaca St., Suite 300	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

STRATUS PROPERTIES INC. COMPLETES SALE OF
KINGWOOD PLACE FOR $60.8 MILLION
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AUSTIN, TX, February 5, 2026 - Stratus Properties Inc. (NASDAQ: STRS) (“Stratus”) today announced that it has completed the previously disclosed sale of Kingwood Place for $60.8 million in cash. The sale generated approximately $27.1 million in pre‑tax net cash proceeds, after selling costs and payment of the project loan. The sales price represents a 9.3% premium to Stratus’ pre-tax net asset value of Kingwood Place, as reflected in Stratus’ Investor Presentation dated March 28, 2025.

Kingwood Place was Stratus’ H-E-B grocery-anchored, mixed-use development located in Kingwood, Texas (in the greater Houston area), including 151,877 square feet of retail lease space, anchored by a 103,000-square-foot H-E-B grocery store, and five pad sites. Stratus completed construction of two retail buildings totaling approximately 41,000 square feet in August 2019, the H‑E‑B grocery store opened in November 2019 and an additional 8,000‑square‑foot retail building was completed in June 2020. Stratus owned approximately 60% of Kingwood Place through a limited partnership with equity investors. After establishing a reserve for the remaining costs of the partnership, Stratus received a cash distribution of approximately $16.2 million in connection with the sale and expects to recognize a pre-tax gain on the sale, net of noncontrolling interests, of approximately $13.7 million.

William H. Armstrong III, Chairman of the Board and Chief Executive Officer of Stratus, said, “The completion of the Kingwood Place sale underscores the effectiveness of our strategy and the talent of our team. Kingwood Place has been a successful project for Stratus, and this transaction strengthens our financial position while demonstrating our commitment to maximizing value for our shareholders as we evaluate the best path forward for Stratus.”

The Kingwood Place transaction marks Stratus’ third recent sale of a stabilized retail project, following the sales of Lantana Place – Retail and West Killeen Market in 2025. In December 2025, the Stratus Board of Directors (“Board”) announced that it had initiated a process to explore strategic alternatives to maximize shareholder value. This process remains ongoing, and there is no timetable set for conclusion of the Board’s evaluation. There can be no assurance as to the outcome of this process, or if a transaction does occur, the timing of any such transaction.

About Stratus
Stratus Properties Inc. is engaged primarily in the entitlement, development, management, leasing and sale of multi-family and single-family residential and commercial real estate properties in the Austin, Texas area and other select markets in Texas. In addition to its developed properties, Stratus has a development portfolio that consists of approximately 1,500 acres of commercial and residential projects under development or undeveloped land held for future use. Stratus’ commercial real estate portfolio consists of stabilized retail properties or future retail and mixed-use development projects with no commercial office space. Stratus generates revenues and cash flows from the sale of its developed and undeveloped properties, the lease of its retail, mixed-use and multi-family properties and development and asset management fees received from its properties.

CAUTIONARY STATEMENT
This press release contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance and business strategy. Forward-looking statements are all statements other than statements of historical fact, such as statements regarding the potential outcomes of the review of strategic alternatives, the potential strategic alternatives that may be considered and the potential for future cash returns to shareholders. The words “anticipate,” “may,” “can,” “plan,” “believe,” “potential,” “estimate,” “expect,” “project,” “target,” “intend,” “likely,” “will,” “should,” “to be” and any similar expressions or statements are intended to identify those assertions as forward-looking statements.

Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, the risks associated with the strategic alternatives review, including whether the objectives of the strategic review process will be achieved, the incurrence of costs and expenses, the diversion of management’s time in connection with such review, and the risk that the strategic review and its announcement could have an adverse effect on the ability of Stratus to retain and hire key personnel and maintain relationships with partners, suppliers, employees, shareholders and others and on its operating results and business generally, the possibility that Stratus may decide not to change its long-term business strategy following the Board’s strategic review process, Stratus’ inability to consummate any proposed strategic alternative resulting from the strategic review due to, among other things, market, regulatory and other factors, the potential for disruption to Stratus’ business resulting from the strategic review process, the risk of any litigation relating to the strategic review, potential adverse effects on Stratus’ stock price from the announcement, suspension or consummation of the strategic review process and the results thereof, Stratus’ ability to implement its business strategy successfully, including its ability to develop, finance, construct and sell or lease properties on terms its Board considers acceptable, increases in operating and construction costs, including real estate taxes, maintenance and insurance costs, and the cost of building materials and labor, elevated inflation and interest rates, the effect of changes in tariffs and trade policies, including threatened tariffs, supply chain constraints, Stratus’ ability to pay or refinance its debt, extend maturity dates of its loans or comply with or obtain waivers of financial and other covenants in debt agreements and to meet other cash obligations, availability of bank credit, defaults by contractors and subcontractors, declines in the market value of Stratus’ assets, market conditions or corporate developments that could preclude, impair or delay any opportunities with respect to plans to sell, recapitalize or refinance properties, a decrease in the demand for real estate in select markets in Texas where Stratus operates, particularly in Austin, changes in economic, market, tax, business and geopolitical conditions, potential U.S. or local economic downturn or recession, Stratus’ ability to obtain various entitlements and permits, changes in laws, regulations or the regulatory environment affecting the development of real estate, and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, each filed with the U.S. Securities and Exchange Commission.
Investors are cautioned that many of the assumptions upon which Stratus’ forward-looking statements are based are likely to change after the date the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, business plans, actual experience or other changes.

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A copy of this release is available on Stratus’ website, stratusproperties.com.